Exhibit 10.16

DATED THIS 13TH DAY OF February, 2007
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BETWEEN

PLANT BIOFUELS CORPORATION SDN BHD
(Company No. 625499-X)
(Contract Awarder)

AND

OIL-LINE ENGINEERING & ASSOCIATES SDN BHD
(Company No. 193811-U)
(Contractor)

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SUPPLEMENTAL AGREEMENT
[to the contract agreement dated 18th January 2007]

[In relation to the construction and development of one (1) 100,000 metric tones per year biodiesel plant at Lot No. 122A, Gebeng Industrial Area, Mukim Sungei Karang, Daerah Kuantan, Pahang Darul Makmur]

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ST/SuppAgmt/PlantBiofuel/OLEA/2007

THIS SUPPLEMENTAL AGREEMENT is made this 13  day of Feb , 2007

BETWEEN

[1]
PLANT BIOFUELS CORPORATION SDN BHD [Company No. 625499-X] a company incorporated in Malaysia under the Companies Act, 1965 and having its business address at Lot 217, 1st Floor, Fas Avenue, No.1, Jalan Perbandaran Kelana Jaya, 47301 Petaling Jaya, Selangor Darul Ehsan (“Contract Awarder”) of the one part;

AND

[2]
OIL-LINE ENGINEERING & ASSOCIATES SDN BHD (Company No. 193811-U), a company incorporated in Malaysia under the Companies Act 1965 and having its business address at No.2-2, Jalan SS6/6, Kelana Jaya, 47301 Petaling Jaya, Selangor Darul Ehsan (“the Contractor”) of the other part.

WHEREAS:-

(1)	The Project

The Contract Awarder has engaged the Contractor to construct and develop one (1) 100,000 metric tones per year biodiesel plant at Lot No. 122A Gebeng Industrial Area, Mukim Sungei Karang, Daerah Kuantan, Pahang Darul Makmur [“the Project”].

(2)	The Contract Agreement

By an agreement dated the 18th day of January, 2007 made between the Contract Awarder and the Contractor [“Contract Agreement”], the Contract Awarder had agreed to grant and the Contractor had agreed to accept a contract to undertake:

(a)
the “Procurement, Construction, Commissioning and  Management (“PPCM”) of  Civil, Mechanical, Electrical, Piping, Instrumentation and  other related technical works, construction and commissioning works for development of the biodiesel plant; and

(b)	the Inside Battery Limit (ISBL) design of the Project

[“the Works”] upon the terms and conditions therein provided.

[3]           Contract Price

Pursuant to Article 3.1 of the Contract Agreement, the total contract price agreed between the parties hereto shall be Ringgit Malaysia One Hundred and Ten Million only (RM110,000,000.00) only exclusive of all duties and taxes [“the Contract Price”].

[4]           Variation to Contract Price

The Contract Price of the Project has been determined to be Ringgit Malaysia Ninety Million only [RM90,000,000.00].

[5]           Schedule 1, General Conditions

Clause 1.1.39, Clause 8.1 and Clause 8.2 of Schedule 1, General Conditions provide for the Phase 1 and/or Phase 2.

[6]           Variation to the Contract Agreement and Schedule 1, General Conditions

The Contract Awarder and the Contractor have mutually agreed to vary the Contract Agreement and in particular, to vary:

(a)           the Contract Price under Article 3.1 of the Contract Agreement;

(b)           Article 1.2(a) of the Contract Agreement; and

(c)	Clause 1.1.39, Clause 5.1, Clause 8.1, Clause 8.2, Clause 14.3(b), Clause 14.3(d), Clause 14.7 and Clause 14.8 of Schedule 1, General Conditions

in the following manner.

NOW THIS SUPPLEMENTAL AGREEMENT WITNESSETH as follows:-

1.           AGREEMENT TO VARY

1.1	In consideration of the above premises, the Contract Awarder and the Contractor hereby agree to vary the Contract Agreement and Schedule 1, General Conditions as follows:

(a)	To reduce the Contract Price to Ringgit Malaysia Ninety Million (RM90,000,000.00) only;

(b)	To delete any reference to Phase 1 and Phase 2 as there are no phases in the Project under the Contract Agreement and Schedule 1, General Conditions; and

(c)	To amend typographical and/or formatting errors in the Contract Agreement and Schedule 1, General Conditions.

1.2	Article 1.2(a) of the Contract Agreement is hereby deleted and replaced with the following new Article 1.2(a):

“(a)
the the “Procurement, Construction, Commissioning and  Management (“PPCM”) of  Civil, Mechanical, Electrical, Piping, Instrumentation and  other related technical works, construction and commissioning works” for development of the biodiesel plant”and”

1.3	Article 3.1 of the Contract Agreement is hereby deleted and replaced with the following new Article 3.1:

“3.1
The total contract price as agreed between the parties hereto shall be RINGGIT MALAYSIA: NINETY MILLION ONLY (RM90,000,000.00) exclusive of all duties and taxes (the “Contract Price”). The Contract Price shall be subject to final measurement upon completion of the Works.”

1.4	Clause 1.1.39 of Schedule 1, General Conditions is hereby deleted and replaced with the following new Clause 1.1.39:

“1.1.39 “Works” mean the Permanent Works and the Temporary Works, or either of them as appropriate and in particular, as defined in Article 1.2 of the Contract Agreement.”

1.5	The heading for Clause 5.1 of Schedule 1, General Conditions is hereby deleted and replaced with the following new heading:

“5.1           General Design Responsibilities”

1.6	Clause 8.1 of Schedule 1, General Conditions is hereby deleted and replaced with the following new Clause 8.1:

“8.1	Commencement of Works

The date on which the Contractor shall commence the Works shall be 10 July   2006  which  is  also  the  Effective  Date  (as  defined in the Letter  of Award) whereupon the Contractor shall forthwith mobilize its personnel and belongings necessary for the due performance of the Works (hereinafter referred to as the “the Commencement Date”)

The Contractor shall commence the design (ISBL) and execution of the Works as soon as is reasonably practicable after the Commencement Date and shall then proceed with the Works with due expedition and without delay.”

1.7	Clause 8.2 of Schedule 1, General Conditions is hereby deleted and replaced with the following new Clause 8.2:

“8.2	Time for Completion

(a)	The Contractor shall complete the whole of the Works, and each Section (if any), within the Time for Completion for the Works or Section (as the case may be), including:

(i)	achieving the passing of the Tests on Completion; and

(ii)
completing all work which is stated in the Contract as being required for the Works or Section to be considered to be completed for the purposes of taking-over under SubClause 10.1 [Taking Over of the Works and Sections].

(b)	Subject to the provisions herein respect of extension of time, the Contractor shall complete the Works by 31st January, 2008 (the “Time for Completion”).”

1.8	Clause 14.3(b) of Schedule 1, General Conditions is hereby deleted and replaced with the following new Clause 14.3(b):

“(b)	any amounts to be added and deducted for changes in legislation, in accordance with Sub-Clause 13.7 [Adjustments for Changes in Legislation];”

1.9	Clause 14.3(d) is hereby deleted and replaced with the following new Clause 14.3(d):

“(d)	[Not used]”

1.10	Clause 14.7 of Schedule 1, General Conditions is hereby deleted and replaced with the following new Clause 14.7:

“14.7	Timing of Payments

Except as otherwise stated in Sub-Clause 2.5 [Contract Awarder’s Claims], the Contract Awarder shall pay to the Contractor:

(a)	the amount which is due in respect of each Statement, other than the Final Statement, within 56 days after receiving the Statement and supporting documents ; and

(b)	the final amount due, within 42 days after receiving the Final Statement and written discharge in accordance with Sub-Clause 14.11 [Application for Final Payment] and SubClause 14.12 [Discharge].

Payment of the amount due in each currency shall be made into the  bank account, nominated by the Contractor, in the payment country (for this currency) specified in the Contract.”

1.11           The following Clause 14.8 is hereby inserted in Schedule 1, General Conditions:

“14.8           Delayed Payment

If the Contractor does not receive payment in accordance with Sub-Clause 14.7 [Timing of Payments], the Contractor shall be entitled to receive financing charges compounded monthly on the amount unpaid during the period of delay.

Unless otherwise stated in the Contract Agreement, these financing charges shall be calculated at the annual rate of three percentage points above the discount rate of the central bank in the country of the currency of payment, and shall be paid in such currency.

The Contractor shall be entitled to this payment without formal notice, and without prejudice to any other right or remedy.”

2.	CONTRACT AGREEMENT AND SCHEDULE 1, GENERAL CONDITIONS TO REMAIN IN EFFECT

Subject to the amendments and variations set out herein, the  terms  and  conditions of the Contract Agreement and Schedule 1, General Conditions (as amended by this Supplemental Agreement) shall remain in full force and effect and this Supplemental Agreement shall as from the date hereof be taken, read and construed as an essential and integral part of the Contract Agreement and Schedule 1, General Conditions. Unless expressly defined herein or unless the context otherwise requires, words and expressions used in this Supplemental Agreement shall have the same meanings as defined in the Contract Agreement and Schedule 1, General Conditions.

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF the parties hereunto have hereunto dully set their hands the day and year first above written.

Signed by	)
DATO’ AHMAD FAIZAL BIN	)
DATO’ JAAFAR	)
For and on behalf of	)
PLANT BIOFUELS	)
CORPORATION SDN. BHD.	)
(Company No. 625499-X))
in the presence of:-)

Signed by	)
NG HUAT CHAI	)
For and on behalf of OIL-LINE	)
ENGINEERING& ASSOCIATES	)
SDN BHD	)
(Company No. 193811-U))
in the presence of:-)